EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
Douglas M. Schosser, Senior Executive Vice President, Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2024 Earnings and Quarterly Dividend

118th consecutive quarterly dividend of $0.20 per share declared.

Columbus, Ohio — April 22, 2024

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2024 of $29 million, or $0.23 per diluted share. This represents a decrease of $5 million, or 13%, compared to the same quarter last year, when net income was $34 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2024 were 7.57% and 0.81% compared to 9.11% and 0.97% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on May 15, 2024 to shareholders of record as of May 2, 2024. This is the 118th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of March 31, 2024, this represents an annualized dividend yield of approximately 6.9%.

The Company is announcing its intentions to pursue a limited, strategic repositioning of the securities portfolio to optimize its balance sheet by liquidating lower-yielding securities in an effort to generate additional future earnings. This initiative will be accomplished through the sale of up to 15% of the Company’s investment securities portfolio. The securities losses recognized will be limited to $40 million, equivalent to approximately $30 million after tax. The Company expects a yield pickup of 375-400 basis points from the repositioning and will look to manage the payback period so that it will be approximately three years. The characteristics of investment securities to be sold have an average yield less than 2.00% with a remaining maturity of greater than four years. The proceeds will be used to reduce borrowings in the short term while also opportunistically reinvesting into securities with similar risk, maturity and duration characteristics.

Louis J. Torchio, President and CEO, added, “As part of the Company’s ongoing efforts to enhance future profitability, we have proactively chosen to reposition our securities portfolio. By executing this strategic securities transaction, we will significantly improve the Company’s future earnings potential while simultaneously maintaining our robust capital levels and liquidity. This strategic move aligns with our commitment to long-term financial stability and growth, ensuring that we are well-positioned to capitalize on future opportunities and navigate any potential challenges in the market.”

“In addition, we are proud of our first quarter earnings, which demonstrate our focus and commitment to achieving solid results in a challenging environment. Our strong performance is a testament to our robust business model, dedicated team, and the trust of our customers,” added Mr. Torchio. “Despite industry headwinds, we have emerged stronger by staying true to our core values, prioritizing growth and transformation, and maintaining a customer-centric approach. Our first quarter results provide a solid foundation for continued growth. We are grateful for the support of our employees, customers, partners, and shareholders. Together, we will continue driving success and shape the future of our organization.”

Balance Sheet Highlights

	Quarter ended
	March 31, 2024	March 31, 2023	Dollar change	Percent change
Average loans receivable	$11,345,308	10,887,132	458,176	4.2%
Average investments	2,051,058	2,294,393	(243,335)	(10.6)%
Average deposits	11,887,954	11,404,035	483,919	4.2%
Average borrowed funds	469,697	740,218	(270,521)	(36.5)%

•Average loans receivable increased 4% from the quarter ended March 31, 2023 driven by commercial loans, which grew by $553 million as we have continued to build-out our commercial lending verticals.
•Average investments declined 11% from the quarter ended March 31, 2023. The decline in investments was driven by the sale of investment securities during the prior year.
•Average deposits grew 4% from the quarter ended March 31, 2023 driven by a $1.404 billion increase in our average time deposits as we continued competitively positioning our deposit products. This increase was partially offset by a decrease in money market balances as customers shifted balances into higher yielding time deposit accounts.
•Compared to the quarter ending March 31, 2023, average borrowings saw a significant 37% reduction, primarily attributable to the strategic pay down of wholesale borrowings. This decrease was made possible by a substantial increase in cash reserves, resulting from a notable rise in the average balance of deposits.

Income Statement Highlights

	Quarter ended
	March 31, 2024	March 31, 2023	Dollar change	Percent change
Interest income	$160,239	134,940	25,299	18.7%
Interest expense	57,001	22,476	34,525	153.6%
Net interest income	$103,238	112,464	(9,226)	(8.2)%

Net interest margin	3.10%	3.46%	N/A

Net interest income decreased 8%, and net interest margin decreased to 3.10% from the quarter ended March 31, 2023. This decrease in net interest income resulted primarily from:

•A $25 million increase in interest income as cash and marketable securities were redeployed into higher yielding loans, which, along with higher market interest rates, caused the yield on loans to improve to 5.33% for the quarter ended March 31, 2024 from 4.63% for the quarter ended March 31, 2023.
•A $35 million increase in interest expense as the result of higher costs of deposits and borrowings due to the higher interest rate environment and competitive pressure for liquidity. The cost of interest-bearing liabilities increased to 2.28% for the quarter ended March 31, 2024 from 0.96% for the quarter ended March 31, 2023.

	Quarter ended
	March 31, 2024	March 31, 2023	Dollar change	Percent change
Provision for credit losses - loans	$4,234	4,870	(636)	(13.1)%
Provision for credit losses - unfunded commitments	(799)	126	(925)	(734.1)%
Total provision for credit losses expense	$3,435	4,996	(1,561)	(31.2)%

The provision for credit losses decreased by 31% from the quarter ended March 31, 2023 primarily driven by a decline in our reserves for unfunded commitments in the current period based on the timing of origination and funding of commercial construction loans and lines of credit coupled with improvements in the economic forecasts. Additionally, the Company continued to experience low levels of classified loans with a slight increase to $229 million or 1.99% of total loans at March 31, 2024 from $209 million, or 1.88% of total loans, at March 31, 2023.

	Quarter ended
	March 31, 2024	March 31, 2023	Dollar change	Percent change
Noninterest income:
Gain on sale of SBA loans	$873	279	594	212.9%
Service charges and fees	15,523	13,189	2,334	17.7%
Trust and other financial services income	7,127	6,449	678	10.5%
Gain on real estate owned, net	57	108	(51)	(47.2)%
Income from bank-owned life insurance	1,502	1,269	233	18.4%
Mortgage banking income	452	524	(72)	(13.7)%
Other operating income	2,429	2,151	278	12.9%
Total noninterest income	$27,963	23,969	3,994	16.7%

Noninterest income increased 17% from the quarter ended March 31, 2023. This increase was primarily due to an increase in service charges and fees driven by deposit-related fees based on customer activity as well as commercial loans fees, gain on sale of SBA loans, and improvements in trust and other financial services income.

	Quarter ended
	March 31, 2024	March 31, 2023	Dollar change	Percent change
Noninterest expense:
Personnel expense	$51,540	46,604	4,936	10.6%
Non personnel expense	38,484	40,846	(2,362)	(5.8)%
Total noninterest expense	$90,024	87,450	2,574	2.9%

Noninterest expense increased 3% from the quarter ended March 31, 2023. This increase primarily resulted from a rise in personnel expense driven by the build-out of the commercial business and related credit, risk management and internal audit support functions over the past year. This was offset by a decrease in non-personnel expense related to a decline in merger, asset disposition and restructuring expense due to the severance and fixed asset charges related to the branch optimization and personnel reduction announced during the fourth quarter of 2022 as well as improvements in marketing expense and professional services expense.

The provision for income taxes decreased by $1.7 million, or 17%, to $8.6 million for the quarter ended March 31, 2024 from $10.3 million for the quarter ended March 31, 2023 due primarily to lower income before income taxes.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of March 31, 2024, Northwest operated 134 full-service branches and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, including COVID-19, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2024	December 31, 2023	March 31, 2023
Assets
Cash and cash equivalents	$119,319	122,260	96,497
Marketable securities available-for-sale (amortized cost of $1,298,108, $1,240,003 and $1,402,805, respectively)	1,094,009	1,043,359	1,205,510
Marketable securities held-to-maturity (fair value of $680,353, $699,506 and $750,345, respectively)	801,107	814,839	866,022
Total cash and cash equivalents and marketable securities	2,014,435	1,980,458	2,168,029

Loans held-for-sale	8,082	8,768	7,006
Residential mortgage loans	3,374,980	3,419,417	3,499,078
Home equity loans	1,196,607	1,227,858	1,281,546
Consumer loans	2,118,367	2,126,027	2,232,133
Commercial real estate loans	3,028,314	2,974,010	2,826,485
Commercial loans	1,774,896	1,658,729	1,246,023
Total loans receivable	11,501,246	11,414,809	11,092,271
Allowance for credit losses	(124,897)	(125,243)	(121,257)
Loans receivable, net	11,376,349	11,289,566	10,971,014

FHLB stock, at cost	30,811	30,146	41,519
Accrued interest receivable	50,680	47,353	36,177
Real estate owned, net	50	104	524
Premises and equipment, net	130,565	138,838	140,301
Bank-owned life insurance	252,842	251,895	256,310
Goodwill	380,997	380,997	380,997
Other intangible assets, net	4,589	5,290	7,651
Other assets	268,945	294,458	191,294
Total assets	$14,510,263	14,419,105	14,193,816
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,618,379	2,669,023	2,896,092
Interest-bearing demand deposits	2,557,866	2,634,546	2,541,503
Money market deposit accounts	1,952,537	1,968,218	2,328,050
Savings deposits	2,156,048	2,105,234	2,194,743
Time deposits	2,786,814	2,602,881	1,576,791
Total deposits	12,071,644	11,979,902	11,537,179

Borrowed funds	400,783	398,895	688,641
Subordinated debt	114,276	114,189	113,927
Junior subordinated debentures	129,639	129,574	129,379
Advances by borrowers for taxes and insurance	46,970	45,253	49,893
Accrued interest payable	17,395	13,669	2,236
Other liabilities	177,107	186,306	159,286
Total liabilities	12,957,814	12,867,788	12,680,541
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,253,189, 127,110,453 and 127,065,400 shares issued and outstanding, respectively	1,273	1,271	1,271
Additional paid-in capital	1,026,173	1,024,852	1,020,855
Retained earnings	678,427	674,686	649,672
Accumulated other comprehensive loss	(153,424)	(149,492)	(158,523)
Total shareholders’ equity	1,552,449	1,551,317	1,513,275
Total liabilities and shareholders’ equity	$14,510,263	14,419,105	14,193,816

Equity to assets	10.70%	10.76%	10.66%
Tangible common equity to assets*	8.26%	8.30%	8.15%
Book value per share	$12.20	12.20	11.91
Tangible book value per share*	$9.17	9.17	8.85
Closing market price per share	$11.65	12.48	12.03
Full time equivalent employees	2,060	2,098	2,066
Number of banking offices	142	142	150
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Interest income:
Loans receivable	$149,571	146,523	140,667	132,724	123,745
Mortgage-backed securities	7,944	7,951	8,072	8,326	8,537
Taxable investment securities	794	786	786	841	845
Tax-free investment securities	491	492	491	667	700
FHLB stock dividends	607	666	668	844	690
Interest-earning deposits	832	970	914	594	423
Total interest income	160,239	157,388	151,598	143,996	134,940
Interest expense:
Deposits	47,686	40,600	31,688	21,817	11,238
Borrowed funds	9,315	10,486	11,542	13,630	11,238
Total interest expense	57,001	51,086	43,230	35,447	22,476
Net interest income	103,238	106,302	108,368	108,549	112,464
Provision for credit losses - loans	4,234	3,801	3,983	6,010	4,870
Provision for credit losses - unfunded commitments	(799)	4,145	(2,981)	2,920	126
Net interest income after provision for credit losses	99,803	98,356	107,366	99,619	107,468
Noninterest income:
Loss on sale of investments	—	(1)	—	(8,306)	—
Gain on sale of mortgage servicing rights	—	—	—	8,305	—
Gain on sale of SBA loans	873	388	301	832	279
Gain on sale of loans	—	726	—	—	—
Service charges and fees	15,523	15,922	15,270	14,833	13,189
Trust and other financial services income	7,127	6,884	7,085	6,866	6,449
Gain on real estate owned, net	57	1,084	29	785	108
Income from bank-owned life insurance	1,502	1,454	4,561	1,304	1,269
Mortgage banking income	452	247	632	1,028	524
Other operating income	2,429	2,465	3,010	4,150	2,151
Total noninterest income	27,963	29,169	30,888	29,797	23,969
Noninterest expense:
Compensation and employee benefits	51,540	50,194	51,243	47,650	46,604
Premises and occupancy costs	7,627	7,049	7,052	7,579	7,471
Office operations	2,767	3,747	3,398	2,800	3,010
Collections expense	336	328	551	429	387
Processing expenses	14,725	15,017	14,672	14,648	14,350
Marketing expenses	2,149	1,317	2,379	2,856	2,892
Federal deposit insurance premiums	3,023	2,643	2,341	2,064	2,223
Professional services	4,065	6,255	3,002	3,804	4,758
Amortization of intangible assets	701	724	795	842	909
Real estate owned expense	66	51	141	83	181
Merger, asset disposition and restructuring expense	955	2,354	—	1,593	2,802
Other expenses	2,070	997	1,996	1,510	1,863
Total noninterest expense	90,024	90,676	87,570	85,858	87,450
Income before income taxes	37,742	36,849	50,684	43,558	43,987
Income tax expense	8,579	7,835	11,464	10,514	10,308
Net income	$29,163	29,014	39,220	33,044	33,679

Basic earnings per share	$0.23	0.23	0.31	0.26	0.27
Diluted earnings per share	$0.23	0.23	0.31	0.26	0.26

Annualized return on average equity	7.57%	7.64%	10.27%	8.72%	9.11%
Annualized return on average assets	0.81%	0.80%	1.08%	0.93%	0.97%
Annualized return on average tangible common equity *	10.08%	10.28%	13.80%	11.71%	12.31%
Efficiency ratio	68.62%	66.93%	62.88%	62.06%	64.10%
Efficiency ratio, excluding certain items **	67.35%	64.66%	62.31%	60.30%	61.38%
Annualized noninterest expense to average assets	2.51%	2.51%	2.42%	2.42%	2.51%
Annualized noninterest expense to average assets, excluding certain items**	2.47%	2.43%	2.39%	2.35%	2.40%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended March 31,
	2024	2023
Reconciliation of net income to adjusted net operating income:
Net income (GAAP)	$29,163	33,679
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	955	2,802
Less: tax benefit of merger, asset disposition and restructuring expense	(267)	(785)
Adjusted net operating income (non-GAAP)	$29,851	35,696
Diluted earnings per share (GAAP)	$0.23	0.26
Diluted adjusted operating earnings per share (non-GAAP)	$0.23	0.28

Average equity	$1,549,870	1,498,825
Average assets	14,408,612	14,121,496
Annualized return on average equity (GAAP)	7.57%	9.11%
Annualized return on average assets (GAAP)	0.81%	0.97%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	7.75%	9.66%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	0.83%	1.03%

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	March 31, 2024	December 31, 2023	March 31, 2023
Tangible common equity to assets
Total shareholders’ equity	$1,552,449	1,551,317	1,513,275
Less: goodwill and intangible assets	(385,586)	(386,287)	(388,648)
Tangible common equity	$1,166,863	1,165,030	1,124,627

Total assets	$14,510,263	14,419,105	14,193,816
Less: goodwill and intangible assets	(385,586)	(386,287)	(388,648)
Tangible assets	$14,124,677	14,032,818	13,805,168

Tangible common equity to tangible assets	8.26%	8.30%	8.15%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,166,863	1,165,030	1,124,627
Less: unrealized losses on held to maturity investments	(120,754)	(115,334)	(115,677)
Add: deferred taxes on unrealized losses on held to maturity investments	33,811	32,294	32,390
Tangible common equity, including unrealized losses on held-to-maturity investments	$1,079,920	1,081,990	1,041,340

Tangible assets	$14,124,677	14,032,818	13,805,168

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	7.65%	7.71%	7.54%

Tangible book value per share
Tangible common equity	$1,166,863	1,165,030	1,124,627
Common shares outstanding	127,253,189	127,110,453	127,065,400
Tangible book value per share	9.17	9.17	8.85

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023

Annualized return on average tangible common equity
Net income	$29,163	29,014	39,220	33,044	33,679

Average shareholders’ equity	1,549,870	1,506,895	1,515,287	1,519,990	1,498,825
Less: average goodwill and intangible assets	(386,038)	(386,761)	(387,523)	(388,354)	(389,236)
Average tangible common equity	$1,163,832	1,120,134	1,127,764	1,131,636	1,109,589

Annualized return on average tangible common equity	10.08%	10.28%	13.80%	11.71%	12.31%

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$90,024	90,676	87,570	85,858	87,450
Less: amortization expense	(701)	(724)	(795)	(842)	(909)
Less: merger, asset disposition and restructuring expenses	(955)	(2,354)	—	(1,593)	(2,802)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$88,368	87,598	86,775	83,423	83,739

Net interest income	$103,238	106,302	108,368	108,549	112,464
Non-interest income	27,963	29,169	30,888	29,797	23,969
Net interest income plus non-interest income	$131,201	135,471	139,256	138,346	136,433

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses	67.35%	64.66%	62.31%	60.30%	61.38%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	$88,368	87,598	86,775	83,423	83,739
Average assets	14,408,612	14,329,020	14,379,323	14,245,917	14,121,496
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.47%	2.43%	2.39%	2.35%	2.40%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of March 31, 2024
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$2,806,650	23.25%	4,965
Less intercompany deposit accounts	1,019,792	8.45%	12
Less collateralized deposit accounts	408,083	3.38%	255
Uninsured deposits excluding intercompany and collateralized accounts	$1,378,775	11.42%	4,698
(1)     Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $19.2 million, or 0.16% of total deposits, as of March 31, 2024. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $103.0 million, or 0.85% of total deposits, as of March 31, 2024. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $293,000 as of March 31, 2024.

The following table provides additional details for the Company’s deposit portfolio:

	As of March 31, 2024
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,369,294	11.34%	287,824
Business noninterest bearing demand deposits	1,249,085	10.35	43,868
Personal interest-bearing demand deposits	1,427,140	11.82	57,909
Business interest-bearing demand deposits	1,130,726	9.37	7,921
Personal money market deposits	1,393,532	11.54	25,156
Business money market deposits	559,005	4.63	2,805
Savings deposits	2,156,048	17.86	194,542
Time deposits	2,786,814	23.09	79,611
Total deposits	$12,071,644	100.00%	699,636

Our average deposit account balance as of March 31, 2024 was $17,000. The Company’s insured cash sweep deposit balance was $393.2 million as of March 31, 2024.

The following table provides additional details regarding the Company’s deposit portfolio over time:

	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Personal noninterest bearing demand deposits	$1,413,781	1,412,227	1,428,232	1,397,167	1,375,144	1,357,875	1,369,294
Business noninterest bearing demand deposits	1,680,339	1,581,016	1,467,860	1,423,396	1,399,147	1,311,148	1,249,085
Personal interest-bearing demand deposits	1,742,173	1,718,806	1,627,546	1,535,254	1,477,617	1,464,058	1,427,140
Business interest-bearing demand deposits	498,937	499,059	466,105	624,252	689,914	812,433	805,069
Municipal demand deposits	571,620	468,566	447,852	418,147	430,549	358,055	325,657
Personal money market deposits	1,949,379	1,832,583	1,626,614	1,511,652	1,463,689	1,435,939	1,393,532
Business money market deposits	627,634	624,986	701,436	642,601	579,124	532,279	559,005
Savings deposits	2,327,419	2,275,020	2,194,743	2,120,215	2,116,360	2,105,234	2,156,048
Time deposits	1,067,110	1,052,285	1,576,791	1,989,711	2,258,338	2,602,881	2,786,814
Total deposits	$11,878,392	11,464,548	11,537,179	11,662,395	11,789,882	11,979,902	12,071,644

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At March 31, 2024
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,805,374	15.951%	$1,188,406	10.500%	$1,131,815	10.000%
Northwest Bank	1,529,840	13.529%	1,187,335	10.500%	1,130,795	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,555,043	13.739%	962,043	8.500%	905,452	8.000%
Northwest Bank	1,393,786	12.326%	961,176	8.500%	904,636	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,429,393	12.629%	792,270	7.000%	735,680	6.500%
Northwest Bank	1,393,786	12.326%	791,557	7.000%	735,017	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,555,043	10.828%	574,453	4.000%	718,066	5.000%
Northwest Bank	1,393,786	9.712%	574,060	4.000%	717,575	5.000%
(1) Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2023 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	March 31, 2024
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after one year through five years	$20,000	—	(1,204)	18,796	2.65
Due after ten years	48,182	—	(10,260)	37,922	6.13

Debt issued by government sponsored enterprises:
Due after one year through five years	45,987	—	(5,819)	40,168	4.11
Due after five years through ten years	360	—	(9)	351	1.73

Municipal securities:
Due after one year through five years	4,279	14	(426)	3,867	3.79
Due after five years through ten years	27,921	47	(1,886)	26,082	6.68
Due after ten years	53,464	—	(9,142)	44,322	10.81

Corporate debt issues:
Due after five years through ten years	8,467	—	(833)	7,634	5.14

Residential mortgage-backed agency securities:
Fixed rate pass-through	232,854	93	(26,711)	206,236	6.55
Variable rate pass-through	6,738	12	(69)	6,681	3.82
Fixed rate agency CMOs	776,087	—	(147,127)	628,960	5.30
Variable rate agency CMOs	73,769	35	(814)	72,990	5.01
Total residential mortgage-backed agency securities	1,089,448	140	(174,721)	914,867	5.55
Total marketable securities available-for-sale	$1,298,108	201	(204,300)	1,094,009	5.69

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$89,472	—	(11,232)	78,240	3.89
Due after five years through ten years	34,987	—	(5,877)	29,110	5.31

Residential mortgage-backed agency securities:
Fixed rate pass-through	144,158	—	(21,062)	123,096	5.06
Variable rate pass-through	432	1	—	433	4.39
Fixed rate agency CMOs	531,529	—	(82,578)	448,951	6.81
Variable rate agency CMOs	529	—	(6)	523	4.96
Total residential mortgage-backed agency securities	676,648	1	(103,646)	573,003	6.44
Total marketable securities held-to-maturity	$801,107	1	(120,755)	680,353	6.10

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	March 31, 2024
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$275,000	5.65%
Notes payable to the FHLB of Pittsburgh, due within one year	55,600	5.67%
Total term notes payable to the FHLB	330,600	5.66%

Collateralized borrowings, due within one year	29,882	1.62%
Collateral received, due within one year	40,301	5.08%
Subordinated debentures, net of issuance costs	114,276	4.28%
Junior subordinated debentures	129,639	7.61%
Total borrowed funds *	$644,698	5.58%
*    As of March 31, 2024, the Company had $3.3 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250.0 million overnight line of credit, which had a $55.6 million drawn balance, as well as $264.1 million of borrowing capacity available with the Federal Reserve Bank and $105.0 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at March 31, 2024:

March 31, 2024
Property type	Percent of portfolio
5 or more unit dwelling	15.2%
Nursing home	12.8
Retail building	11.8
Commercial office building - non-owner occupied	9.1
Manufacturing & industrial building	5.0
Residential acquisition & development - 1-4 family, townhouses and apartments	4.3
Multi-use building - commercial, retail and residential	4.1
Warehouse/storage building	3.9
Multi-use building - office and warehouse	3.3
Commercial office building - owner occupied	3.3
Other medical facility	3.1
Single family dwelling	2.7
Student housing	2.2
Hotel/motel	2.1
Agricultural real estate	2.0
2-4 family	2.0
All other	13.1
Total	100.0%

The following table describes the collateral of our commercial real estate portfolio by state at March 31, 2024:

March 31, 2024
State	Percent of portfolio
New York	33.0%
Pennsylvania	30.2
Ohio	20.3
Indiana	8.1
All other	8.4
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Nonaccrual loans current:
Residential mortgage loans	$1,351	959	1,951	1,559	1,423
Home equity loans	974	871	947	1,089	1,084
Consumer loans	1,295	1,051	1,049	1,009	911
Commercial real estate loans	66,895	64,603	44,639	48,468	50,045
Commercial loans	934	1,182	1,369	995	1,468
Total nonaccrual loans current	$71,449	68,666	49,955	53,120	54,931
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,454	933	48	49	688
Home equity loans	125	174	92	37	18
Consumer loans	294	225	274	309	223
Commercial real estate loans	574	51	1,913	1,697	1,900
Commercial loans	161	139	90	855	341
Total nonaccrual loans delinquent 30 days to 59 days	$2,608	1,522	2,417	2,947	3,170
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$—	511	66	185	919
Home equity loans	488	347	319	363	338
Consumer loans	381	557	312	360	340
Commercial real estate loans	52	831	212	210	1,355
Commercial loans	201	56	291	245	126
Total nonaccrual loans delinquent 60 days to 89 days	$1,122	2,302	1,200	1,363	3,078
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$4,304	6,324	7,695	6,290	3,300
Home equity loans	2,822	3,100	2,073	1,965	2,190
Consumer loans	2,659	3,212	2,463	2,033	2,791
Commercial real estate loans	6,931	6,488	8,416	8,575	8,010
Commercial loans	3,165	2,770	2,435	2,296	1,139
Total nonaccrual loans delinquent 90 days or more	$19,881	21,894	23,082	21,159	17,430
Total nonaccrual loans	$95,060	94,384	76,654	78,589	78,609
Total nonaccrual loans	$95,060	94,384	76,654	78,589	78,609
Loans 90 days past due and still accruing	2,452	2,698	728	532	652
Nonperforming loans	97,512	97,082	77,382	79,121	79,261
Real estate owned, net	50	104	363	371	524
Nonperforming assets	$97,562	97,186	77,745	79,492	79,785

Nonperforming loans to total loans	0.85%	0.85%	0.68%	0.70%	0.71%
Nonperforming assets to total assets	0.67%	0.67%	0.54%	0.56%	0.56%
Allowance for credit losses to total loans	1.09%	1.10%	1.10%	1.10%	1.09%
Allowance for credit losses to nonperforming loans	128.08%	129.01%	161.33%	157.26%	152.98%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At March 31, 2024	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,370,307	—	12,541	—	—	3,382,848
Home equity loans	1,191,957	—	4,650	—	—	1,196,607
Consumer loans	2,113,050	—	5,317	—	—	2,118,367
Total Personal Banking	6,675,314	—	22,508	—	—	6,697,822
Commercial Banking:
Commercial real estate loans	2,714,857	131,247	182,424	—	—	3,028,528
Commercial loans	1,698,519	52,461	23,916	—	—	1,774,896
Total Commercial Banking	4,413,376	183,708	206,340	—	—	4,803,424
Total loans	$11,088,690	183,708	228,848	—	—	11,501,246
At December 31, 2023
Personal Banking:
Residential mortgage loans	$3,413,846	—	14,339	—	—	3,428,185
Home equity loans	1,223,097	—	4,761	—	—	1,227,858
Consumer loans	2,120,216	—	5,811	—	—	2,126,027
Total Personal Banking	6,757,159	—	24,911	—	—	6,782,070
Commercial Banking:
Commercial real estate loans	2,670,510	124,116	179,384	—	—	2,974,010
Commercial loans	1,637,879	6,678	14,172	—	—	1,658,729
Total Commercial Banking	4,308,389	130,794	193,556	—	—	4,632,739
Total loans	$11,065,548	130,794	218,467	—	—	11,414,809
At September 30, 2023
Personal Banking:
Residential mortgage loans	$3,459,251	—	13,512	—	—	3,472,763
Home equity loans	1,254,985	—	3,780	—	—	1,258,765
Consumer loans	2,150,464	—	4,655	—	—	2,155,119
Total Personal Banking	6,864,700	—	21,947	—	—	6,886,647
Commercial Banking:
Commercial real estate loans	2,632,472	123,935	166,610	—	—	2,923,017
Commercial loans	1,476,833	3,690	20,086	—	—	1,500,609
Total Commercial Banking	4,109,305	127,625	186,696	—	—	4,423,626
Total loans	$10,974,005	127,625	208,643	—	—	11,310,273
At June 30, 2023
Personal Banking:
Residential mortgage loans	$3,483,098	—	12,059	—	—	3,495,157
Home equity loans	1,272,363	—	3,699	—	—	1,276,062
Consumer loans	2,196,938	—	4,124	—	—	2,201,062
Total Personal Banking	6,952,399	—	19,882	—	—	6,972,281
Commercial Banking:
Commercial real estate loans	2,649,535	74,170	171,519	—	—	2,895,224
Commercial loans	1,377,981	3,040	22,705	—	—	1,403,726
Total Commercial Banking	4,027,516	77,210	194,224	—	—	4,298,950
Total loans	$10,979,915	77,210	214,106	—	—	11,271,231
At March 31, 2023
Personal Banking:
Residential mortgage loans	$3,499,135	—	6,330	—	—	3,505,465
Home equity loans	1,277,915	—	3,631	—	—	1,281,546
Consumer loans	2,227,379	—	4,754	—	—	2,232,133
Total Personal Banking	7,004,429	—	14,715	—	—	7,019,144
Commercial Banking:
Commercial real estate loans	2,585,676	69,837	171,591	—	—	2,827,104
Commercial loans	1,217,344	6,381	22,298	—	—	1,246,023
Total Commercial Banking	3,803,020	76,218	193,889	—	—	4,073,127
Total loans	$10,807,449	76,218	208,604	—	—	11,092,271
*    Includes $2.4 million, $7.8 million, $6.9 million, $4.9 million, and $7.4 million of acquired loans at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.
**    Includes $27.2 million, $20.3 million, $28.9 million, $31.2 million, and $31.9 million of acquired loans at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	March 31, 2024		*	December 31, 2023		*	September 30, 2023		*	June 30, 2023		*	March 31, 2023		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	351	$38,502	1.1%	307	$30,041	0.9%	6	$573	—%	14	$627	—%	259	$26,992	0.8%
Home equity loans	113	4,608	0.4%	121	5,761	0.5%	112	4,707	0.4%	92	3,395	0.3%	111	4,235	0.3%
Consumer loans	737	9,911	0.5%	896	11,211	0.5%	733	9,874	0.5%	602	7,955	0.4%	587	6,930	0.3%
Commercial real estate loans	25	6,396	0.2%	23	3,204	0.1%	22	3,411	0.1%	13	2,710	0.1%	23	4,834	0.2%
Commercial loans	62	3,091	0.2%	59	4,196	0.3%	52	2,847	0.2%	38	15,658	1.1%	46	4,253	0.3%
Total loans delinquent 30 days to 59 days	1,288	$62,508	0.5%	1,406	$54,413	0.5%	925	$21,412	0.2%	759	$30,345	0.3%	1,026	$47,244	0.4%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	3	$70	—%	69	$7,796	0.2%	56	$5,395	0.2%	52	$3,521	0.1%	23	$1,922	0.1%
Home equity loans	26	761	0.1%	37	982	0.1%	40	1,341	0.1%	31	1,614	0.1%	31	1,061	0.1%
Consumer loans	231	2,545	0.1%	322	3,754	0.2%	236	2,707	0.1%	250	2,584	0.1%	185	2,083	0.1%
Commercial real estate loans	5	807	—%	9	1,031	—%	13	1,588	0.1%	12	1,288	—%	17	1,949	0.1%
Commercial loans	27	1,284	0.1%	16	703	—%	15	981	0.1%	23	11,092	0.8%	19	1,088	0.1%
Total loans delinquent 60 days to 89 days	292	$5,467	—%	453	$14,266	0.1%	360	$12,012	0.1%	368	$20,099	0.2%	275	$8,103	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	50	$5,813	0.2%	70	$7,995	0.2%	79	$7,695	0.2%	63	$6,290	0.2%	39	$3,300	0.1%
Home equity loans	71	2,823	0.2%	81	3,126	0.3%	73	2,206	0.2%	68	1,965	0.2%	65	2,190	0.2%
Consumer loans	398	3,345	0.2%	440	3,978	0.2%	357	3,020	0.1%	314	2,447	0.1%	313	3,279	0.1%
Commercial real estate loans	22	6,931	0.2%	27	6,712	0.2%	27	8,416	0.3%	20	8,575	0.3%	18	8,010	0.3%
Commercial loans	62	3,421	0.2%	53	2,780	0.2%	39	2,472	0.2%	38	2,414	0.2%	24	1,302	0.1%
Total loans delinquent 90 days or more	603	$22,333	0.2%	671	$24,591	0.2%	575	$23,809	0.2%	503	$21,691	0.2%	459	$18,081	0.2%

Total loans delinquent	2,183	$90,308	0.8%	2,530	$93,270	0.8%	1,860	$57,233	0.5%	1,630	$72,135	0.6%	1,760	$73,428	0.7%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $446,000, $646,000, $1.4 million, $605,000, and $331,000 at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Beginning balance	$125,243	124,841	124,423	121,257	118,036
ASU 2022-02 Adoption	—	—	—	—	426
Provision	4,234	3,801	3,983	6,010	4,870
Charge-offs residential mortgage	(162)	(266)	(171)	(545)	(207)
Charge-offs home equity	(412)	(133)	(320)	(235)	(164)
Charge-offs consumer	(4,573)	(3,860)	(3,085)	(2,772)	(2,734)
Charge-offs commercial real estate	(349)	(742)	(484)	(483)	(657)
Charge-offs commercial	(1,163)	(806)	(1,286)	(1,209)	(865)
Recoveries	2,079	2,408	1,781	2,400	2,552
Ending balance	$124,897	125,243	124,841	124,423	121,257
Net charge-offs to average loans, annualized	0.16%	0.12%	0.13%	0.10%	0.08%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,392,524	32,674	3.85%	$3,442,308	32,739	3.80%	$3,476,446	32,596	3.75%	$3,485,517	32,485	3.73%	$3,493,617	32,009	3.66%
Home equity loans	1,205,273	17,294	5.77%	1,238,420	17,590	5.64%	1,264,134	17,435	5.47%	1,273,298	16,898	5.32%	1,284,425	16,134	5.09%
Consumer loans	2,033,620	25,033	4.95%	2,055,783	24,667	4.76%	2,092,023	23,521	4.46%	2,143,804	22,662	4.24%	2,123,672	20,794	3.97%
Commercial real estate loans	2,999,224	43,425	5.73%	2,950,589	43,337	5.75%	2,911,145	41,611	5.59%	2,836,443	38,426	5.36%	2,824,120	37,031	5.24%
Commercial loans	1,714,667	31,857	7.35%	1,564,617	28,801	7.20%	1,447,211	26,239	7.09%	1,326,598	22,872	6.82%	1,161,298	18,353	6.32%
Total loans receivable (a) (b) (d)	11,345,308	150,283	5.33%	11,251,717	147,134	5.19%	11,190,959	141,402	5.01%	11,065,660	133,343	4.83%	10,887,132	124,321	4.63%
Mortgage-backed securities (c)	1,717,306	7,944	1.85%	1,741,687	7,951	1.83%	1,781,010	8,072	1.81%	1,859,427	8,326	1.79%	1,909,676	8,537	1.79%
Investment securities (c) (d)	333,752	1,430	1.71%	335,121	1,425	1.70%	336,125	1,431	1.70%	374,560	1,715	1.83%	384,717	1,761	1.83%
FHLB stock, at cost	32,249	607	7.57%	35,082	665	7.52%	37,722	668	7.03%	45,505	844	7.44%	39,631	690	7.06%
Other interest-earning deposits	61,666	832	5.34%	71,987	970	5.27%	67,143	915	5.33%	46,536	594	5.05%	38,324	423	4.41%
Total interest-earning assets	13,490,281	161,096	4.80%	13,435,594	158,145	4.67%	13,412,959	152,488	4.51%	13,391,688	144,822	4.34%	13,259,480	135,732	4.15%
Noninterest-earning assets (e)	918,331			893,426			966,364			854,229			862,016
Total assets	$14,408,612			$14,329,020			$14,379,323			$14,245,917			$14,121,496
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,122,035	5,036	0.95%	$2,102,320	4,045	0.76%	$2,116,759	2,695	0.51%	$2,142,941	1,393	0.26%	$2,198,988	690	0.13%
Interest-bearing demand deposits (g)	2,538,823	5,402	0.86%	2,573,634	4,921	0.76%	2,569,229	4,086	0.63%	2,469,666	1,648	0.27%	2,612,883	951	0.15%
Money market deposit accounts (g)	1,961,332	7,913	1.62%	1,997,116	7,446	1.48%	2,112,228	6,772	1.27%	2,221,713	6,113	1.10%	2,408,582	4,403	0.74%
Time deposits (g)	2,697,983	29,335	4.37%	2,447,335	24,187	3.92%	2,164,559	18,136	3.32%	1,765,454	12,663	2.88%	1,293,609	5,194	1.63%
Borrowed funds (f)	469,697	5,708	4.89%	548,089	6,826	4.94%	643,518	7,937	4.89%	837,358	10,202	4.89%	740,218	7,938	4.35%
Subordinated debt	114,225	1,148	4.02%	114,134	1,148	4.02%	114,045	1,148	4.03%	113,958	1,148	4.03%	113,870	1,148	4.03%
Junior subordinated debentures	129,597	2,459	7.51%	129,532	2,512	7.59%	129,466	2,456	7.42%	129,401	2,280	6.97%	129,335	2,152	6.66%
Total interest-bearing liabilities	10,033,692	57,001	2.28%	9,912,160	51,085	2.04%	9,849,804	43,230	1.74%	9,680,491	35,447	1.47%	9,497,485	22,476	0.96%
Noninterest-bearing demand deposits (g)	2,567,781			2,675,788			2,757,091			2,820,928			2,889,973
Noninterest-bearing liabilities	257,269			234,177			257,141			224,508			235,213
Total liabilities	12,858,742			12,822,125			12,864,036			12,725,927			12,622,671
Shareholders’ equity	1,549,870			1,506,895			1,515,287			1,519,990			1,498,825
Total liabilities and shareholders’ equity	$14,408,612			$14,329,020			$14,379,323			$14,245,917			$14,121,496
Net interest income/Interest rate spread		104,095	2.52%		107,060	2.63%		109,258	2.77%		109,375	2.87%		113,256	3.19%
Net interest-earning assets/Net interest margin	$3,456,589		3.10%	$3,523,434		3.16%	$3,563,155		3.23%	$3,711,197		3.28%	$3,761,995		3.46%
Ratio of interest-earning assets to interest-bearing liabilities	1.34X			1.36X			1.36X			1.38X			1.40X

(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 1.61%, 1.37%, 1.07%, 0.77%, and 0.40%, respectively, and average cost of Interest-bearing deposits were 2.06%, 1.77%, 1.40%, 1.02%, and 0.54%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 5.30%, 5.17%, 4.99%, 4.81%, and 4.61%, respectively, Investment securities — 1.54%, 1.52%, 1.52%, 1.61%, and 1.61%, respectively, Interest-earning assets — 4.78%, 4.65%, 4.48%, 4.31%, and 4.13%, respectively. GAAP basis net interest rate spreads were 2.49%, 2.60%, 2.74%, 2.84%, and 3.17%, respectively, and GAAP basis net interest margins were 3.08%, 3.14%, 3.21%, 3.25%, and 3.44%, respectively.